TRIDEX CORPORATION AND SUBSIDIARIES
                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                  Quarters Ended            Six Months Ended
                                                            -------------------------   -------------------------
                                                              June 28,      June 29,      June 28,     June 29,
                                                                1997          1996          1997          1996
                                                            -------------------------   -------------------------
PRIMARY:
  EARNINGS:
    Loss from continuing operations                                       $      (168)  $      (175)  $      (377)
    Income (loss) from discontinued operations              $      (206)          975           607         1,980
                                                            -------------------------   -------------------------
    Net income (loss)                                       $      (206)  $       807   $       432   $     1,603
                                                            =========================   =========================

  SHARES:
    Average common shares outstanding                         5,369,000     3,842,000     4,956,000     3,823,000
    Dilutive effect of outstanding options and warrants as
      determined by the treasury stock method                    16,000       240,000       155,000       187,000
                                                            -------------------------   -------------------------
                                                              5,385,000     4,082,000     5,111,000     4,010,000
                                                            =========================   =========================

  EARNINGS PER COMMON AND COMMON
    EQUIVALENT SHARE:
    Loss from continuing operations                                       $     (0.04)  $     (0.03)  $     (0.09)
    Income (loss) from discontinued operations              $     (0.04)         0.24          0.11          0.49
                                                            -------------------------   -------------------------
    Net income (loss)                                       $     (0.04)  $      0.20   $      0.08   $      0.40
                                                            =========================   =========================